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                                                            Exhibit 99.23 (m)(v)

Exhibit (m) (v) SCHEDULE OF 12B-1 PLANS.


Rule 12b-1 Distribution Plans and Agreements for Class A, Class B, Class C, and Class P Shares were adopted by Lord Abbett Research Fund, Inc. - Lord Abbett America's Value Fund on December 12, 2001.

These plans were filed with the Securities and Exchange Commission and are incorporated by reference to Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A filed on December 27, 2001.

The final Class C Plan is filed herein. Substantially identical plans for each Share class were adopted by the following Funds or Series of Lord Abbett Research Fund, Inc. on the dates indicated:

Lord Abbett Growth Opportunities Fund

                            (Class A Shares, 07/12/1996), (Class B
                            Shares, 08/13/1998), (Class C Shares,
                            12/01/2001), (Class P 3/30/1999 Shares);

Lord Abbett Large-Cap Research Series

                            (Class A Shares, 7/12/1996), (Class B Shares
                            7/12/1996), (Class C Shares, 12/01/2001),
                            (Class P Shares 3/30/1999); and

Lord Abbett Small-Cap Value Series

                            (Class A Shares 7/12/1996), (Class B Shares,
                            10/31/1996), (Class C Shares, 12/01/2001),
                            (Class P Shares, 3/30/1999).